Execution Copy

SECURITY AGREEMENT

Dated as of September 22, 2008

between

FORTICELL BIOSCIENCE, INC.,

as Grantor,

and

PAUL ROYALTY FUND, L.P.,

as Grantee

i

Exhibits

Exhibit A	Form of Patent Security Agreement

Schedules

Schedule I	Locations of Certain Collateral
Schedule II	Offices For Filing Financing Statements
Schedule 3.1	Names and Corporate Reorganizations and Mergers
Schedule 3.2	Lien Exceptions

ii

SECURITY AGREEMENT

SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Security Agreement"), is dated as of September 22, 2008 and entered into between FORTICELL BIOSCIENCE, INC., a Delaware corporation (the "Grantor"), and PAUL ROYALTY FUND, L.P., a Delaware limited partnership (the "Grantee").

RECITALS

WHEREAS, Grantor and Grantee have entered into an Agreement dated as of September 22, 2008 (the "Sale Agreement") pursuant to which Grantee is selling, and Grantor is purchasing and redeeming, the Securities (as defined in the Sale Agreement) for consideration, including payment by Grantor of the Deferred Purchase Price (as defined in the Sale Agreement), subject to the terms and conditions in the Sale Agreement;

WHEREAS, in order to induce Grantee to enter into the Sale Agreement, Grantor is entering into this Agreement as Security for the payment and performance by Grantor of its obligations under the Sale Agreement; and

WHEREAS, it is a condition precedent to Grantee's entering into the Sale Agreement and selling the Securities to Grantor that Grantor grant to Grantee the security interests contemplated by this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees, for the benefit of Grantee, as follows:

ARTICLE I

DEFINITIONS
Section 1.1. Certain Terms.

The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings:

"Account" shall have the meaning as provided in the UCC.

"Collateral" shall have the meaning set forth in Section 2.1.

"Event of Default" shall mean there has occurred a breach or default by Grantor of any of the Obligations.

"General Intangible" shall have the meaning as provided in the UCC.

"Grantee" shall have the meaning set forth in the preamble hereto.

"Grantor" shall have the meaning set forth in the preamble hereto.

"Instrument" shall have the meaning as provided in the UCC.

"Intellectual Property" shall have the meaning set forth in the Sale Agreement.

"Obligations" shall mean any and all obligations of Grantor under the Sale Agreement, including the obligation to pay the Deferred Purchase Price, and the Security Documents.

"Patent License" means any written agreement now or hereafter in existence granting to Grantor any right to use any invention on which a patent is in existence.

"Patent Security Agreement" means the Patent Security Agreement executed and delivered by Grantor to Grantee and attached hereto as Exhibit A, as such agreement may be amended, supplemented or otherwise modified from time to time.

"Proceeds" shall have the meaning as provided in the UCC.

"Receivables" shall have the meaning set forth in Section 2.1(c).

"Sale Agreement" shall have the meaning set forth in the recitals hereto.

"Security Agreement" shall have the meaning set forth in the preamble hereto.

"Security Documents" shall mean this Security Agreement and the Patent Security Agreement.

"UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute; provided that if by reason of mandatory provision of law, the perfection or the effect of perfection or non-perfection of the security interest in the Collateral is governed by the Uniform Commercial Code of another jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or effect of perfection or non-perfection.

Section 1.2. Sale Agreement Definitions.

Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Sale Agreement.

Section 1.3. UCC Definitions.

Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Security Agreement, including its preamble and recitals, with such meanings.

Section 1.4. Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words "hereof," "herein," "hereunder" and similar words refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement; and subsection, Section, Schedule, and Exhibit references are to this Security Agreement unless otherwise specified.

(c)          (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii) The term "including" is not limiting and means "including without limitation".

(iii) The term "property" includes any kind of property or asset, personal or mixed, tangible or intangible, other than real property.

(d) Unless otherwise expressly provided herein, (i) references to agreements (including this Security Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Security Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting the statute or regulation.

(e) The captions and headings of this Security Agreement are for convenience of reference only and shall not affect the interpretation of this Security Agreement.

ARTICLE II

SECURITY INTEREST

Section 2.1. Grant of Security.

As collateral security for the prompt, full and faithful payment and performance when due of the Obligations, Grantor hereby assigns, pledges, transfers and grants to Grantee a continuing lien on and a security interest in all of Grantor's right, title, and interest in and to the following property, wherever the same may be now or hereafter located, whether now owned or hereafter existing or acquired (the "Collateral"):

(a) all Intellectual Property (but with respect to Patents and Patent applications and trademark applications and registrations, only those registered and filed in the United States);

(b) all contracts, agreements, Patent Licenses, and any other documents relating thereto now or hereafter in effect, as they may be amended or otherwise modified from time to time, that relate to the Intellectual Property or cryo-preserved or fresh Orcel products (any and all such contracts, agreements, Patent Licenses and documents being the "Agreements");

(c) all Accounts, contract rights, payment intangibles, Instruments, and General Intangibles, in each case, constituting, comprising, evidencing or otherwise relating to any of the foregoing Collateral (any and all such Accounts, contract rights, payments intangibles, Instruments, and General Intangibles being the "Receivables");

(d)  all books, records, data bases, and information, in each case, specifically relating to any of the foregoing Collateral;

(e)  all money now or at any time in the possession or under the control of, or in transit to Grantee or Grantor relating to any of the foregoing Collateral; and

(f)  all products and Proceeds of and from any and all of the foregoing Collateral, all proceeds which constitute property of the types described in clauses (a) through (e) and, to the extent not otherwise included, all payments under insurance (whether or not Grantee is the loss payee thereof), including return premiums with respect thereto, or any indemnity, warranty, or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

provided, however, that the term "Collateral" shall not include, and Grantor shall not be deemed to have granted a security interest in, any of Grantor's right, title or interest in, or any rights under, any contract or other agreement existing on the Closing Date to the extent that such grant would result in a breach of a term of such contract or agreement prohibiting such grant without the consent of the other party thereto, other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406 of the UCC.

Section 2.2. Continuing Security Interest.

This Security Agreement shall create a continuing security interest in the Collateral and shall:

(a) remain in full force and effect until the payment and performance in full of all the Obligations;

(b) be binding upon Grantor and its successors, transferees and assigns; and

(c) inure, together with the rights and remedies of Grantee, to the benefit of Grantee and its successors and assigns.

Upon the payment and performance in full of the Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination, Grantee will, at Grantor's sole expense, promptly execute and deliver to Grantor such instruments and documents necessary and as Grantor shall reasonably request to evidence such termination.

Section 2.3. Grantor Remains Liable.

Anything herein to the contrary notwithstanding:

(a) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

(b) the exercise by Grantee of any of its rights and remedies hereunder shall not release Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c) Grantee shall not have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, and Grantee shall not be obligated to perform or fulfill any of the obligations or duties of Grantor thereunder or to take any action to collect or (x) to make any inquiry as to the nature or sufficiency of any payment Grantor may be entitled to receive thereunder; (y) present or file and claim or (z) enforce any claim for payment assigned hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Grantor represents and warrants to Grantee as follows:

Section 3.1. Location of Collateral, etc.

(a) On the date hereof, the place(s) of business and chief executive office of Grantor and the office(s) where Grantor keeps its records concerning the Receivables are located at the addresses set forth on Item A of Schedule I.

(b) Grantor has no trade name.

(c) Except as set forth on Schedule 3.1, during the past five years, Grantor has not been known by any name different from the one set forth on the signature page hereto, and Grantor has not been the subject of any merger or other corporate reorganization.

(d) None of the Receivables is evidenced by a promissory note or other instrument.

Section 3.2. Ownership; No Liens.

Grantor owns the Collateral free and clear of any Liens except for the security interest created by this Security Agreement and except as set forth on Schedule 3.2. No effective security agreement, financing statement, assignment, equivalent security, lien or other instrument similar in effect covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of Grantee relating to this Security Agreement and except as set forth on Schedule 3.2.

Section 3.3. Validity.

This Security Agreement creates a valid security interest in the Collateral securing the payment and performance in full of the Obligations. Upon the filing of appropriate financing statements in the applicable filing offices in the jurisdictions listed in Schedule II, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the first priority security interest granted by Grantor to Grantee in the Collateral will have been accomplished and will create a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens.

Section 3.4. Intellectual Property.

The Patents constitute all registered Intellectual Property owned or used by Grantor and the Agreements constitute all agreements relating to Intellectual Property owned or used by Grantor. The execution, delivery and performance of this Security Agreement by Grantor will not violate or cause a default under any of the Intellectual Property or any material agreement in connection therewith.

Section 3.5. Authorization, Approval.

No authorization, approval, or other action by, and no notice to or filing with, any Government Authority or other Person is required either:

(a) for the grant by Grantor of the security interest granted hereby or for the execution, delivery, and performance of this Security Agreement by Grantor; or

(b) for the perfection of or exercise by Grantee of its rights and remedies hereunder, other than the filing of financing statements in the offices listed in Schedule II.

Section 3.6. Enforceability.

This Security Agreement is the legally valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms.

ARTICLE IV

COVENANTS

Grantor hereby covenants and agrees that, so long as this Security Agreement shall remain in effect, Grantor agrees to the following:

Section 4.1. As to Receivables.

(a) Grantor shall keep its place(s) of business and its chief executive office and the office(s) where it keeps its books and records (including those concerning the Receivables) and all original copies of the Agreements located, in each case, at its address specified in Schedule I, or, upon 30 days' prior written notice to Grantee, at such other locations in a jurisdiction where all actions required by the first sentence of Section 4.4 shall have been taken with respect to the Receivables and the License Agreements; not change its name or its state or place of incorporation or organization except upon 30 days' prior written notice to Grantee; and hold and preserve such books and records.

(b) Except as otherwise provided in this subsection (b), until an Event of Default has occurred and is continuing, Grantor shall continue to collect, at its own expense, all amounts due or to become due Grantor under the Agreements. In connection with such collections, provided no Event of Default shall have occurred and be continuing, Grantor may take (and, at Grantee's direction, shall take) such action as Grantor may deem necessary or advisable to enforce collection of the Agreements. At any time after an Event of Default has occurred and is continuing, Grantee shall have the right to notify the account debtors or obligors under any Receivables of the security interest of Grantee in such Receivables to Grantee and to direct such account debtors or obligors to make payment to Grantee of any amounts due or to become due thereunder and enforce collection of any of the Receivables by suit or otherwise and surrender, release or exchange all or any part thereof, or adjust, settle or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. If an Event of Default has occurred and is continuing, upon the request of Grantee, Grantor will, at its own expense, notify any parties obligated on any of the Receivables to make payment to Grantee of any amounts due or to become due thereunder, and in such event, Grantee is authorized to endorse, in the name of Grantor, any item representing any payment on or other proceeds of any of the Receivables.

(c) After delivery to Grantor by Grantee of a notice that an Event of Default has occurred and is continuing: (i) all amounts and proceeds (including Instruments) received by Grantor in respect of any Receivables shall be received in trust for the benefit of Grantee hereunder, shall be segregated from other funds of Grantor, and shall be forthwith paid over to Grantee in the same form as so received (with any necessary endorsements) to be held as cash collateral and applied as provided by this Security Agreement; and (ii) Grantor shall not adjust, settle, or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

(d) After the occurrence and during the continuance of an Event of Default, (A) Grantee may in its own name or in the name of others communicate with account debtors in order to verify with them to Grantee's reasonable satisfaction the existence, amount and terms of any Receivables and (B) Grantee shall have the right, at Grantor's expense, to make test verifications of the Receivables in any reasonable manner and through any medium that it considers advisable, and Grantor agrees to furnish all such assistance as Grantee may reasonably require in connection therewith.

Section 4.2. Insurance.

Grantor will maintain or cause to be maintained at all times insurance against loss or damage sufficient to cover all the Collateral that are of an insurable nature to the same extent assets of a similar character are usually so insured by companies similarly situated and owning like assets, with insurers believed by Grantor to be responsible and reputable. If an Event of Default exists at the time any insurance proceeds relating to the Collateral are received, all such proceeds shall be paid to Grantee for application in accordance with the terms and conditions of this Security Agreement.

Section 4.3. Intellectual Property.

Grantor shall concurrently herewith deliver to Grantee the Patent Security Agreement and all other documents, instruments and other items as may be necessary for Grantee to file such agreements with the United States Patent and Trademark Office and any similar domestic or foreign office, department or agency. If, before the Obligations are paid in full, Grantor obtains any new Intellectual Property or rights thereto or becomes entitled to the benefit of any Intellectual Property not listed on the schedules to each security agreement, Grantor shall give to Grantee prompt written notice thereof, and shall amend the respective security agreement to include any such new Intellectual Property. Grantor shall: (a) preserve and maintain all rights in the Intellectual Property; and (b) upon and after the occurrence of an Event of Default, use its best efforts to obtain any consents, waivers or agreements necessary to enable Grantor to exercise its remedies with respect to the Intellectual Property. Grantor shall not abandon any right to file a patent or trademark application relating to the Intellectual Property nor shall Grantor abandon any pending patent or trademark application or patent, trademark or copyright (including without limitation any Patents or Patent Licenses) without the prior written consent of Grantee.

Section 4.4. Transfers and Other Liens.

Grantor shall not:

(a) grant a security interest in the Collateral that in any way conflicts with Grantee's security interest pursuant to this Security Agreement or any of Grantee's rights under this Security Agreement, including without limitation, the exercise of remedies hereunder; or

(b) sell, assign (by operation of law or otherwise), lease, transfer or otherwise dispose of any of, or grant any Person an option with respect to, the Collateral.

Section 4.5. Further Assurances.

Grantor agrees that, from time to time at its own cost and expense, Grantor will promptly execute and deliver and will cause to be executed and delivered all further instruments, assignments, notices, agreements and documents, including, without limitation, financing and continuation statements, and will take all further action and will cause all further action to be taken, that may be reasonably necessary or desirable, or that Grantee may reasonably request, in order to create, preserve, perfect and protect any security interest granted or purported to be granted hereby and the priority thereof or to enable Grantee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing Grantor will:

(a) if any Collateral shall be evidenced by a promissory note or other instrument or negotiable document, deliver and pledge to Grantee hereunder such promissory note, instrument or negotiable document duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Grantee;

(b) execute and file, record or register such financing or continuation statements, or amendments thereto, and such other instruments, assignments or notices, as may be necessary or desirable, or as Grantee may request, in order to create, preserve, perfect and protect the security interests and other rights granted or purported to be granted to Grantee;

(c) furnish to Grantee, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Grantee may reasonably request, and all in reasonable detail; and

(d) at Grantee's request, appear in and defend any action or proceeding that may affect Grantor's title to or Grantee's security interest in the Collateral.

With respect to the foregoing and the grant of the security interest hereunder, Grantor hereby authorizes Grantee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law. A carbon, photographic, or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 4.6. General Covenants.

Without limiting any of the foregoing covenants, Grantor agrees (a) not to use or permit any Collateral to be used unlawfully or in material violation of any provision of this Security Agreement, any other Transaction Document or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral; and (b) to pay promptly when due all taxes, assessments, charges, encumbrances and Liens now or hereafter imposed upon or affecting any Collateral.

ARTICLE V

RIGHTS AND DUTIES OF GRANTEE

Section 5.1. Grantee Appointed Attorney-in-Fact.

Grantor hereby irrevocably appoints Grantee (and all Persons designated for that purpose) as Grantor's true and lawful attorney-in-fact, with full authority and power in the place and stead of Grantor and in the name of Grantor, Grantee or otherwise, from time to time in Grantee's discretion from and after the occurrence and during the continuation of an Event of Default and at such time or times thereafter as Grantee may, in its sole discretion determine, to take any appropriate action and to execute any instrument that Grantee may deem reasonably necessary or advisable to accomplish the purposes of this Security Agreement (but Grantee shall not be obligated to and shall have no liability to Grantor or any third party for failure so to do) including, without limitation:

(a) to ask, demand, collect, enforce, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse, and collect any checks, drafts or other instruments, documents, and chattel paper in connection with clause (a) above;

(c) to file any claims or take any action or institute any proceedings (or to settle, adjust or compromise any such proceeding) that Grantee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Grantee with respect to any of the Collateral;

(d) to perform the affirmative obligations of Grantor hereunder (including all obligations of Grantor pursuant to Section 4.4);

(e) to execute and deliver for and on behalf of Grantor any and all instruments, documents, agreements, and other writings necessary or advisable for the exercise on behalf of Grantor of any rights, benefits or options created or existing under or pursuant to the Collateral; and

(f) to execute endorsements, assignments, or other instruments of conveyance and transfer.

Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.1 is irrevocable and coupled with an interest.

Section 5.2. Grantee May Perform.

If Grantor fails to perform any agreement contained herein, Grantee may itself (but shall not be obliged to) perform, or cause performance of, such agreement, provided that Grantee shall in any event first have given Grantor written notice of its intent to do the same and Grantor shall not have, within 30 days of such notice (or such shorter period as Grantee may reasonably determine is necessary in order to preserve the benefits of this Security Agreement with respect to any material portion of the Collateral), paid such claim or obtained to Grantee's satisfaction the release of the claim or Lien to which such notice relates. Grantor agrees to reimburse Grantee upon demand for any costs and expenses, including, without limitation, reasonable attorneys' fees, Grantee incurs while acting as Grantor's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations secured hereby.

Section 5.3. Limitations on Duties of Grantee.

Grantee shall be obligated to perform such duties and only such duties as are specifically set forth in this Security Agreement, and no implied covenants or obligations shall be read into this Security Agreement against Grantee. If an Event of Default has occurred and is continuing, Grantee shall exercise the rights and powers vested in it by this Security Agreement, and shall not be liable (except for its gross negligence or willful misconduct) with respect to any action taken by it, or omitted to be taken by it, in accordance herewith.

Section 5.4. Reasonable Care.

It is understood and agreed between the parties hereto that Grantee's duty with respect to the custody, safekeeping, and physical preservation of the Collateral in its possession should be to deal with it in the same manner as Grantee deals with similar property for its own account; provided, however, that Grantee shall not be required to make any presentment, demand, or protest, or give any notice, and need not take any action to preserve any rights against any other Person with respect to the Collateral.

ARTICLE VI

REMEDIES
Section 6.1. Certain Remedies.

If any Event of Default shall have occurred and is continuing:

(a) Grantee may exercise in respect of the Collateral, in addition to other rights available to it at law or in equity or otherwise, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) require Grantor to, and Grantor hereby agrees that it will, at its expense and upon request of Grantee forthwith, assemble all or part of the Collateral as directed by Grantee and make it available to Grantee at a place to be designated by Grantee that is reasonably convenient to both parties, (ii) exercise any and all rights and remedies of Grantor under or in connection with the Collateral, (iii) withdraw all monies, securities and other property in the Grantor accounts for application to the Obligations, (iv) foreclose or otherwise enforce Grantee's security interest in any manner permitted by law or provided for in this Security Agreement, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any place or places for cash, on credit, or for future delivery, and upon such other terms as Grantee may deem commercially reasonable, (vi) recover from Grantor all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by Grantee in exercising any right, power, privilege or remedy provided by this Security Agreement or by law, (vii) without notice or demand of legal process, all of which are hereby expressly waived by Grantor, enter into property where any Collateral is located and take possession thereof, and (viii) prior to the disposition of the Collateral, prepare it for disposition in any manner and to the extent Grantee deems appropriate; provided, however, that notwithstanding the foregoing to the contrary, Grantee may sell or otherwise dispose the Collateral or any portion thereof in its then condition without any preparation or processing. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' prior notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Grantee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Grantee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Upon any sale or other disposition pursuant to this Security Agreement, Grantee shall have the right to deliver, assign and transfer to grantee thereof the Collateral or portion thereof and transfer to grantee thereof the Collateral or portion thereof so sold or disposed of. Each grantee at any such sale or other disposition (including Grantee) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of Grantor and Grantor specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

(b) All cash proceeds received by Grantee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied: first, to all costs, fees and expenses incurred by Grantee; and second, to the Obligations. If any non-cash proceeds are received in connection with any sale of Collateral, Grantee shall not apply such non-cash proceeds to the Obligations unless and until such proceeds are converted to cash; provided, however, that if such non-cash proceeds are not expected on the date of receipt thereof to be converted to cash within one year after such date, Grantee shall nonetheless use commercially reasonable efforts to convert such non-cash proceeds to cash within such one-year period. Any surplus of such cash or cash proceeds held by Grantee after payment in full of all the Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1. Amendments.

No amendment, modification or waiver of any provision of this Security Agreement, and no consent to any departure by Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by Grantee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.2. Release of Collateral.

If any of the Collateral shall be sold, transferred, or otherwise disposed of by Grantor in a transaction not prohibited by this Agreement, then Grantee shall, at Grantor's written request, promptly execute and deliver to Grantor (at the sole cost and expense of Grantor) such instruments or documents necessary and as Grantor shall reasonably request to release the Liens created hereby on such Collateral, including any necessary UCC amendment, termination statement or partial termination statement.

Section 7.3. Notices.

Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Address of Grantee

Paul Royalty Fund, L.P.
c/o Paul Capital Advisors, L.L.C.
Two Grand Central Tower
140 East 45th Street, 44th Floor
New York, New York 10017
Attention: Lionel Leventhal
Telephone: (646) 264-1106
Facsimile: (646) 264-1101

with a copy to

Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10012
Attention: Morton E. Grosz and A. Robert Colby
Telephone: (212) 408-5592
Facsimile: (212) 541-5369

Address of the Grantor

3960 Broadway
New York, New York 10032
Attention: Alan W. Schoenbart
Telephone: (646) 218-1885
Facsimile: (212) 740-2570

with a copy to

Feder Kaszovitz Isaacson Weber Skala Bass & Rhine LLP
750 Lexington Avenue
New York, New York 10022
Attention: Gabriel Kaszovitz, Esq.
Telephone: (212) 888-8200
Facsimile: (212) 888-7776

Section 7.4. Waiver; Cumulative Remedies.

(a) No failure to exercise and no delay in the exercise, on the part of Grantee, of any right, remedy, power, or privilege hereunder and no course of dealing with respect thereto shall impair such right, remedy, power or privilege or be construed to or operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, remedy, power or privilege.

(b) Grantor waives any right to require Grantee to proceed against any Person or to exhaust any Collateral or to pursue any remedy in such Grantee's power.

(c) The rights, powers and remedies of Grantee under this Security Agreement shall be in addition to all rights, powers and remedies given to Grantee by virtue of any statute or rule of law, the Sale Agreement or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Grantee's security interest in the Collateral.

Section 7.5. Successors and Assigns.

The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Grantor may not assign or transfer any of its rights or obligations under this Security Agreement without the prior written consent of Grantee.

Section 7.6. Counterparts.

This Security Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

Section 7.7. Severability.

The illegality or unenforceability of any provision of this Security Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Security Agreement or any instrument or agreement required hereunder.

Section 7.8. Governing Law and Jurisdiction.

(a) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES).

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, GRANTOR HEREBY IRREVOCABLY CONSENTS TO AND ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. GRANTOR HEREBY FURTHER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS SECURITY AGREEMENT OR ANY DOCUMENT RELATED HERETO.

Section 7.9. Waiver of Jury Trial.

EACH OF GRANTOR AND GRANTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SECURITY AGREEMENT.

[Signature page follows]

IN WITNESS WHEREOF, Grantor and Grantee have caused this Security Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

GRANTOR:	FORTICELL BIOSCIENCE, INC.

	By:	/s/ Alan W. Schoenbart
		Name:	Alan W. Schoenbart
		Title:	Chief Executive Officer

GRANTEE:	PAUL ROYALTY FUND, L.P.

	By:	Paul Capital Management, LLC,
its General Partner

		By:	Paul Capital Advisors, L.L.C.
Its Manager

			By:	/s/ Lionel Leventhal
				Name:	Lionel Leventhal
				Title:	Manager

[SIGNATURE PAGE TO SECURITY AGREEMENT]

EXHIBIT A
to Security Agreement

FORM OF PATENT SECURITY AGREEMENT

SCHEDULE I
to Security Agreement

LOCATIONS OF CERTAIN COLLATERAL

Place(s) Of Business And Chief Executive Office of Grantor:

Grantor's principal place of business and chief executive offices are located at 3960 Broadway, New York, New York 10032.

Addresses of the Properties at which Grantor Maintains Records Relating to the Collateral:

3960 Broadway
New York, New York 10032

SCHEDULE II
to Security Agreement

OFFICES FOR FILING FINANCING STATEMENTS

Delaware Secretary of State
UCC Division
P.O. Box 793
Dover, DE 19903

SCHEDULE 3.1
to Security Agreement

NAMES AND CORPORATE REORGANIZATIONS AND MERGERS

On December 26, 2007 at 5:46 p.m., Orcel LLC, a Delaware limited liability company, merged with and into Hapto Biotech, Inc., a Delaware corporation and a wholly-owned subsidiary of Forticell Bioscience, Inc. (then known as Ortec International, Inc.) with Hapto Biotech, Inc. as the surviving entity. On December 26, 2007 at 6:04 p.m. Hapto Biotech, Inc. merged with and into Forticell Bioscience, Inc. (then known as Ortec International, Inc.) with Forticell Bioscience, Inc. the surviving entity.

On December 27, 2008, Forticell Bioscience, Inc. changed its name from Ortec International, Inc. to Forticell Bioscience, Inc.

SCHEDULE 3.2
to Security Agreement

LIEN EXCEPTIONS

None.